SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

MEADOW VALLEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-25428	88-0328443
(Commission File Number)	(IRS Employer Identification Number)

4411 South 40th Street D-11, Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 437-5400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

     Meadow Valley Corporation announced today that its wholly owned subsidiary, Ready Mix, Inc., has filed a registration statement with the Securities and Exchange Commission for the initial public offering of 1,000,000 shares of RMI common stock at a proposed offering price of $12.00 per share. The shares will be offered on a firm commitment basis through HD Brous & Co., Inc. Subsequent to the offering, Meadow Valley will own 1,500,000 shares of RMI common stock, or 60% of the total shares of RMI outstanding. Proceeds from the initial public offering are expected to be used by RMI for the purchase of plant and equipment, repayment of debt to Meadow Valley and working capital.

     This announcement is not an offer to sell nor the solicitation of an offer to buy RMI securities. Any such offer or solicitation will only be made by a prospectus and only in such states wherein the offering would be lawful.

Item 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.24	Press Release dated February 14, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADOW VALLEY CORPORATION

	By	/s/	Clint Tryon

		Name:	Clint Tryon
		Title:	Principal Accounting Officer, Secretary and Treasurer

Dated: February 14, 2005